SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                            --------------------

                                  FORM 8-K
                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               August 8, 2000
                     (Date of earliest event reported)

                              PHONE.COM, INC.
           (Exact name of Registrant as specified in its charter)


           Delaware                000-25687              94-3219054
           (State of         (Commission File No.)       (IRS Employer
       incorporation or                               Identification No.)
        organization)


                            800 Chesapeake Drive
                              Redwood City, CA
                  (Address of principal executive offices)


                                   94063
                                 (zip code)


                               (650) 562-0200
            (Registrant's telephone number, including area code)




ITEM 5.     OTHER EVENTS

      On August 8, 2000, Phone.com, Inc., a Delaware corporation ("Phone"), and Software.com, Inc., a Delaware corporation ("Software") issued a joint press release (the "Press Release") announcing the execution of an agreement and plan of merger, dated as of August 8, 2000 (the "Merger Agreement"), by and among Phone, Software and Silver Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Phone ("Sub") and the intention to combine in a merger of equals. In accordance with the Merger Agreement, Sub will be merged with and into Software with Software continuing as the surviving corporation and a wholly owned subsidiary of Phone (the "Merger"). As a result of the Merger, each issued and outstanding share of Software common stock, par value $0.001 per share ("Software Common Stock"), will be converted into 1.6105 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of Phone common stock, par value $0.001 ("Phone Common Stock"). In addition, Phone will assume all options and warrants outstanding under the Software existing stock option plans, and each option and warrant will be or will later become exercisable for shares of Phone Common Stock rather than shares of Software Common Stock, in a number adjusted to reflect the Exchange Ratio, and at an exercise price adjusted to reflect the Exchange Ratio. The Merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and is expected to be treated as a pooling-of-interests for financial accounting purposes, in accordance with generally accepted accounting principles.

      In the Press Release, Phone also announced that Donald J. Listwin, Executive Vice President of Cisco Systems, will serve as the President and Chief Executive Office of the Phone and Software combined company.

      A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference. A copy of the joint press release is filed as Exhibit 99.4 hereto and is incorporated herein by reference.

      In connection with entering into the Merger Agreement, Phone and Software have entered into reciprocal stock option agreements. Pursuant to a stock option agreement, dated August 8, 2000, Phone granted to Software the right under certain circumstances, to purchase up to 16,516,495 shares of Phone Common Stock subject to adjustment such that the number of shares in no event exceeds 19.9% of the shares of Phone Common Stock outstanding, at a price of $78.0625 per share, subject to adjustment for certain changes in Phone's capitalization (the "Phone Stock Option Agreement"). Simultaneously, pursuant to a stock option agreement, dated August 8, 2000, Software granted to Phone the right to purchase, under certain circumstances, up to 9,724,460 shares of Software Common Stock subject to adjustment such that the number of shares in no event exceeds 19.9% of the shares of Phone Common Stock outstanding, at a price of $125.7197 per share, subject to adjustment for certain changes in Software's capitalization (the "Software Stock Option Agreement"). The stock options under the Phone Stock Option Agreement and the Software Stock Option Agreement would become exercisable by each party upon the occurrence of any event that would allow such party to collect a termination fee under the Merger Agreement.

      A copy of the Phone Stock Option Agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference. A copy of the Software Stock Option Agreement is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

      Also in connection with entering into the Merger Agreement, Phone and Software have entered into a memorandum of understanding, dated as of August 8, 2000, by and between Phone and Software (the "Memorandum of Understanding"). Pursuant to the terms of the Memorandum of Understanding, both parties agree to use good faith efforts to enter into a definitive Reseller License and Services Agreement within ten days of the effective date of the Memorandum of Understanding. The Memorandum of Understanding will terminate upon the earlier of (i) the of parties entering into the definitive Reseller License and Services Agreement and (ii) 30 days from the effective date of the Memorandum of Understanding.

      A copy of the Memorandum of Understanding is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

      Also in connection with entering into the Merger Agreement, certain significant stockholders of Software have entered into voting agreements, substantially in the form attached to the Merger Agreement as Exhibit C, with Phone (the "Software Voting Agreements"), pursuant to which, among other things each such stockholder has agreed to vote the shares of Software Common Stock beneficially owned by each such stockholder in favor of adoption of the Merger Agreement and the approval of other actions contemplated by the Merger Agreement. Simultaneously, certain significant stockholders of Phone also entered into voting agreements, substantially in the form attached to the Merger Agreement as Exhibit D, with Software (the "Phone Voting Agreements"), pursuant to which, among other things, each such stockholder has agreed to vote the shares of Phone Common Stock beneficially owned by each such stockholder in favor of the issuance of Phone Common Stock in the Merger and an amendment to Phone's Certificate of Incorporation to change Phone's name in connection with the Merger.

      A copy of the forms of Software Voting Agreements and Phone Voting Agreements are attached as Exhibits C and D respectively to the Merger Agreement filed as Exhibit 2.1 hereto and is incorporated herein by reference.

      In addition, on August 8, 2000, the Board of Directors of Phone (the "Board") declared a dividend distribution of one Right for each outstanding share of Phone Common Stock to stockholders of record at the close of business on August 18, 2000 (the "Record Date"). Each Right entitles the registered holder to purchase from Phone a unit consisting of one one-thousandth of a share (a "Unit") of Series A Junior Participating Preferred Stock, par value $.001 per share (the "Series A Preferred Stock") at a Purchase Price of $500 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") dated as of August 8, 2000, between Phone and U.S. Stock Transfer Corporation, as Rights Agent.

      Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Phone Common Stock (the date of such separation being referred to as "Distribution Date") and will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of Phone Common Stock (the "Stock Acquisition Date"); and (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.

      At any time until the tenth business day after a Stock Acquisition Date, Phone may redeem the rights in whole, but not in part, at a price of $.001 per Right, (payable in cash, Common Stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board electing to redeem the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 redemption price.

      In the event that a Person becomes an Acquiring Person, except pursuant to an offer for all outstanding shares of Phone Common Stock, each holder of a Right will thereafter have the right to receive, upon exercise, Phone Common Stock having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void and the holder thereof will have no rights with respect to such Rights. In addition, if at any time following the Stock Acquisition Date, (i) Phone engages in a merger or other business combination transaction in which Phone is not the surviving corporation (other than with an entity which acquired the shares pursuant to an offer the Board deemed qualified after receiving advice from one or more investment banking firms, that the offer is (a) at a price which is fair to stockholders and not inadequate (taking into account all factors which such members of the Board deem relevant, including, without limitation, prices which could reasonably be achieved if Phone or its assets were sold on an orderly basis designed to realize maximum value) and
(b) otherwise in the best interests of Phone and its stockholders), each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of an acquiring company having a value equal to two times the exercise price of the Right. The Rights are not exercisable until the Distribution Date and will expire on August 18, 2010, unless such date is extended or the Rights are earlier redeemed or exchanged by Phone. The distribution of the rights is not a taxable event for stockholders of Phone.

      In connection with the adoption of the Rights Agreement, the Board of Directors of Phone also approved the terms and designated the relative rights, preferences and limitations of the Series A Preferred Stock.

ITEM 7.       EXHIBITS.


2.1 Agreement and Plan of Merger, dated as of August 8, 2000, by and among Phone.com, Inc., Software.com, Inc., and Silver Merger Sub Inc together with exhibits thereto.
99.1 Stock Option Agreement, dated August 8, 2000, between Phone.com, Inc., and Software.com, Inc.
99.2 Stock Option Agreement, dated August 8, 2000, between Software.com, Inc., and Phone.com, Inc.
99.3 Memorandum of Understanding, dated as of August 8, 2000, by and between Phone.com, Inc. and Software.com, Inc.
99.4 Text of the Joint Press Release of Phone.com, Inc., and Software.com, Inc., dated August 8, 2000.


                                 SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                        PHONE.COM, INC.


                        By:   /s/ Alan Black
                              --------------------------------------------
                        Name:  Alan Black
                        Title: Vice President of Finance and Administration,
                               Chief Financial Officer and Treasurer



Date: August 17, 2000



                               EXHIBIT INDEX




Exhibit       Description
-------       -----------

2.1 Agreement and Plan of Merger, dated as of August 8, 2000, by and among Phone.com, Inc., Software.com, Inc., and Silver Merger Sub Inc together with exhibits thereto.
99.1 Stock Option Agreement, dated as of August 8, 2000, between Phone.com, Inc., and Software.com, Inc.
99.2 Stock Option Agreement, dated as of August 8, 2000, between Software.com, Inc., and Phone.com, Inc.
99.3 Memorandum of Understanding, dated as of August 8, 2000, by and between Phone.com, Inc. and Software.com, Inc.
99.4 Text of the Joint Press Release of Phone.com, Inc., and Software.com, Inc., dated August 8, 2000.